UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2005

THE KROGER CO.

(Exact name of registrant as specified in its charter)

An Ohio Corporation	No. 1-303	31-0345740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Number)

1014 Vine Street

Cincinnati, OH 45201

(Address of principal executive offices)

Registrant’s telephone number: (513) 762-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

1.01. Entry into a Material Definitive Agreement.

2005 Bonus Plan

On March 17, 2005, the Company disclosed on a Current Report on Form 8-K the establishment of the bonus plan for 2005 for the executive officers, including the named executive officers. Included in this disclosure were the bonus potentials for each of the named executive officers.

At meetings held on May 5, 2005, the Compensation Committee and the board of directors met with the Committee’s independent compensation consultant and determined that the salaries of the named executive officers met the Company’s compensation objectives and will not be adjusted for 2005. As part of that review the board and the Committee also determined that the previously reported bonus potentials of the named executive officers will be increased in the range of 9-12%, effective May 1, 2005.

The terms and conditions of the 2005 bonus plan remained unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

THE KROGER CO.

May 11, 2005	By:	/s/ Paul Heldman
Paul Heldman
Senior Vice President, Secretary and General Counsel